EXHIBIT 10.A.19




                      APPLE COMPUTER, INC.

                    EXECUTIVE SEVERANCE PLAN

           (Established Effective as of June 1, 1991)

   (As Amended and Restated Effective as of January 15, 1996)



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                       CONTENTS



SECTION 1.     ESTABLISHMENT AND PURPOSE
     1.1  Establishment
     1.2  Purpose
     1.3  Supersession

SECTION 2.     DEFINITIONS
     2.1  "Apple"
     2.2  "Apple Disability Plan"
     2.3  "Cash Out Payment"
     2.4  "Company"
     2.5  "Domestic Partner"
     2.6  "Early Termination Date"
     2.7  "Election and Release"
     2.8  "Eligible Employee"
     2.9  "Employee"
     2.10 "Employer Group"
     2.11 "ERISA"
     2.12 "Extended Benefit Coverage"
     2.13 "Family Leave of Absence"
     2.14 "Month of Pay"
     2.15 "Notification Date"
     2.16 "Participant"
     2.17 "Personal Leave of Absence"
     2.18 "Plan"
     2.19 "Plan Year"
     2.20 "Prorated Bonus"
     2.21 "Regular Employee"
     2.22 "Regular Salary"
     2.23 "Severance Benefits"
     2.24 "Severance Payment"
     2.25 "Termination Date"
     2.26 "Termination Notice Period"
     2.27 "Years of Service"

SECTION 3.     PARTICIPATION
     3.1  Limited to Designated Eligible Employees
     3.2  Commencement of Participation
     3.3  Persons Who Shall Not Be Designated as Participants
          (a)  Employment Termination
          (b)  Resignation
          (c)  Written Employment Contract
          (d)  Redeployment or Layoff Plan
          (e)  Host Country
          (f)  Expatriate Employee
          (g)  Personal Leave of Absence
     3.4  Termination of Participation
     3.5  Ineligible for Personal Leave
     3.6  Family Leave Limitations
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SECTION 4.     TERMINATION NOTICE PERIOD
     4.1  Term of Termination Notice Period
     4.2  Suspension of Termination Notice Period
          (a)  Disability
          (b)  Temporary Assignment
          (c)  Restart
     4.3  Extension of Termination Notice Period Under
          Limited Circumstances
     4.4  Continuation of Employment and Employee Benefits
          During Termination Notice Period
     4.5  Additional Benefits During Termination Notice
          Period
     4.6  Termination of Employee Benefits at End of
          Termination Notice Period

SECTION 5.     ELECTION TO RECEIVE SEVERANCE BENEFITS
     5.1  Availability of Severance Benefits
     5.2  Must Sign Election and Release
     5.3  Effect of Failure To Elect Severance Benefits

SECTION 6.     CASH OUT PAYMENT
     6.1  Availability of Cash Out Payment
     6.2  Effect of Election To Receive a Cash Out Payment
     6.3  Ineligible for Rehire
     6.4  Ineligible for Temporary or Contract Work

SECTION 7.     AMOUNT AND PAYMENT OF BENEFITS UNDER THE PLAN
     7.1  Severance Payment
     7.2  Prorated Bonus
     7.3  Extended Benefit Coverage
     7.4  Cash Out Payment
     7.5  Offset for Amounts Owed
     7.6  Time of Payment of Benefits Under the Plan
          (a)  Payment Before Termination
          (b)  Form and Time of Payment
     7.7  Death

SECTION 8.     SOURCE OF PAYMENTS AND EXPENSES
     8.1  Source of Benefits
     8.2  Expenses

SECTION 9.     ADMINISTRATION AND PLAN FIDUCIARIES
     9.1  Plan Sponsor and Administrator
     9.2  Administrative Responsibilities
     9.3  Allocation and Delegation of Responsibilities
     9.4  No Individual Liability
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SECTION 10.    CLAIMS AND APPEALS
     10.1 Claims for Benefits
          (a)  Time Limits for Submission of Initial Claim
          (b)  Time Limits for Decision on Initial Claim
          (c)  Deemed Denial
     10.2 Review of Denied Claims
          (a)  Request for Review
          (b)  Decision on Review
          (c)  Rules and Interpretations
     10.3 Exhaustion of Remedies
SECTION 11.    GENERAL PROVISIONS
     11.1 Legal Construction of the Plan
     11.2 Relation of the Plan to Other Employee
          Benefit Plans
     11.3 No Rights Created or Accrued
     11.4 Relation of the Plan to Descriptive Matter
     11.5 Non-alienation of Benefits

SECTION 12.    AMENDMENT AND TERMINATION
     12.1 Amendment
     12.2 Termination
     12.3 Effect of Amendment or Termination

SECTION 13.    EXECUTION


SUPPLEMENT TO THE APPLE COMPUTER, INC. EXECUTIVE SEVERANCE PLAN (EFFECTIVE AS OF JUNE 9, 1995)
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                      APPLE COMPUTER, INC.

                 EXECUTIVE SEVERANCE PLAN (ESP)

           (Established Effective as of June 1, 1991)

   (As Amended and Restated Effective as of January 15, 1996)



1    .    ESTABLISHMENT AND PURPOSE.

     1.1       Establishment.

The Apple Computer, Inc. Executive Severance Plan was established effective as of June 1, 1991.  The Plan was amended and restated effective as of

January 15, 1996 to read as set forth herein; provided, however, that the amendments reflected in this restatement shall not apply to any Eligible

Employee who was advised in writing prior to January 15, 1996 that he or she would be designated as a Participant, even if the Participant's

Notification Date occurred on or after January 15, 1996.

     1.2       Purpose.

The purpose of the Plan is to establish the rules by which Apple will pay benefits provided under the Plan upon the designation of an Eligible Employee for termination.  The Plan is intended to be, and shall be maintained and operated as, an employee welfare benefit plan under ERISA.

     1.3       Supersession.

This Plan supersedes any plan, program or practice previously in effect by which Apple may have provided separation allowances, termination allowances or other severance benefits to Employees, other than a written contract of employment or a written separation agreement providing such benefits.

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     The Plan specifically supersedes benefits provided under the Apple

Computer, Inc. Redeployment Plan and the Apple Computer, Inc. Layoff Plan.

An employee designated for termination under this Plan shall receive benefits under this Plan in lieu of any and all benefits to which the employee may claim to be entitled under Apple's Redeployment Plan or Layoff

Plan.

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               SECTION 2 .    DEFINITIONS.

     SECTION 2.1         "Apple"

"Apple" means Apple Computer, Inc., a California corporation.

     SECTION 2.2         "Apple Disability Plan"

"Apple Disability Plan" means any plan maintained by Apple for the purpose of providing short-term or long-term disability benefits for its employees.

     SECTION 2.3         "Cash Out Payment"

"Cash Out Payment" means the benefit described in Sections 6 and 7.4.

     SECTION 2.4         "Company"

"Company" means Apple Computer, Inc., a California corporation and those of its subsidiaries that it designates, in writing, to participate in the Plan.

     SECTION 2.5         "Domestic Partner"

"Domestic Partner" means a Domestic Partner for Apple medical benefits as defined in the Apple Benefits Book.

     SECTION 2.6         "Early Termination Date"

"Early Termination Date" means the date prior to a Participant's Termination

Date on which the Participant voluntarily terminates his or her employment with the Company.  2.7  "Election and Release".cF..7  "Election and Release";

means the written Executive Severance Plan Election and Release agreement described  in Section 5.2.

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SECTION 2.7         "Eligible Employee"

"Eligible Employee" means an Employee who is employed in any job with a grade designation of 94 or above or the equivalent thereof and who is not eligible to receive severance benefits under a written contract of employment or written separation agreement with the Company or under any other plan,

program or practice by which Apple provides any separation allowance or under any federal, state, local or foreign law or regulation.

     SECTION 2.8         "Employee"

"Employee" means a Regular Employee of the Company who is not hired for a fixed period of employment.

     SECTION 2.9         "Employer Group"

"Employer Group" means Apple and all corporations owned 100%, directly or indirectly, by Apple.

     SECTION 2.10        "ERISA"

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended,

and includes regulations promulgated thereunder by the Secretary of Labor.

     SECTION 2.11        "Extended Benefit Coverage"

"Extended Benefit Coverage" means the benefit described in Sections 5.1 and 7.3.

     SECTION 2.12        "Family Leave of Absence"

"Family Leave of Absence" means a leave of absence granted to allow an

Employee to care for a newborn or newly adopted child, or to care for a family member with a serious health condition, as defined in the "Personal

Time" section of the Apple Benefits Book.

     SECTION 2.13        "Month of Pay"

"Month of Pay" means the Participant's Regular Salary, divided by the number of working hours per year (2080) and multiplied by the Participant's Standard

Hours Worked Per Month.  For purposes of this Section 2.14, a Participant's

"Standard Hours Worked Per Month" is defined to be either (i) 173.33, in the case of an Eligible Employee regularly scheduled at his or her Notification



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Date to work 40 hours per week or classified by Apple as a full-time

Employee, or (ii) in the case of an Eligible Employee regularly scheduled at his or her Notification Date to work less than 40 hours per week or classified by Apple as a part-time Employee, the average number of hours he or she was scheduled to work per month (not to exceed 173.33) at Apple during the five  years preceding the Participant's Notification Date, as shown on the Participant's personnel action notice(s).

     SECTION 2.14        "Notification Date"

"Notification Date" means the date upon which a Participant receives notification of his or her participation in the Plan as described in

Section 3.2.

     SECTION 2.15        "Participant"

"Participant" means an Eligible Employee who has been designated as a

Participant in the Plan pursuant to Section 3.

     SECTION 2.16        "Personal Leave of Absence"

"Personal Leave of Absence" means an unpaid leave of absence granted for pursuits that are beneficial to the Company, extended vacations or other compelling personal reasons, as defined in Section 7 of the Apple Benefits

Book.

     SECTION 2.17        "Plan"

"Plan" means this Apple Computer, Inc. Executive Severance Plan, as adopted effective as of June 1, 1991, and as it may be amended (or terminated) from time to time.

     SECTION 2.18        "Plan Year"

"Plan Year" means a period of 12 consecutive months beginning on April 1 and ending on March 31.

     SECTION 2.19        "Prorated Bonus"

"Prorated Bonus" means the benefit, if any, described in Sections 5.1 and 7.2.

     SECTION 2.20        "Regular Employee"

"Regular Employee" means an individual who is a common law employee of the

Company and who is not a flexible workforce employee, co-op intern, college



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intern, independent contractor, consultant or temporary agency worker employed by an outside agency.  An individual's status as a "Regular Employee" shall be determined by Apple.  Subject to Section 10.2 relating to Review of Denied

Claims, all such determinations shall be conclusive and binding on all persons.

     SECTION 2.21        "Regular Salary"    "Regular Salary" means the

Participant's monthly base salary determined as of his or her Notification

Date.

     SECTION 2.22        "Severance Benefits"

"Severance Benefits" means, collectively, the Severance Payment, the Prorated

Bonus, if any, and the Extended Benefit Coverage.

     SECTION 2.23        "Severance Payment"

"Severance Payment" means the benefit described in Sections 5.1 and 7.1.

     SECTION 2.24        "Termination Date"

"Termination Date" means the date specified as the Termination Date in an

Eligible Employee's written notice of participation in the Plan, and is the date used to determine a Participant's Severance Benefits.

     SECTION 2.25        "Termination Notice Period"

"Termination Notice Period" means the period described in Section 4.1.

     SECTION 2.26        "Years of Service"

"Years of Service" means the number of days elapsed from the Participant's date of hire, measured from the earlier of a Participant's most recent hire date or adjusted hire date, through the Participant's Termination Date,

divided by 365.  For purposes of this Section 2.27, a Participant's "adjusted hire date" means his or her most recent hire date adjusted for eligible past service with the Company.

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               SECTION 3 .    PARTICIPATION.

     SECTION 3.1         Limited to Designated Eligible Employees

Only an Eligible Employee who receives the written notification described in Section 3.2 may participate in the Plan.  No other person shall be a

Participant in the Plan.

     SECTION 3.2         Commencement of Participation

An Eligible Employee may become a Participant only if he or she receives written notification that he or she is a Participant.  The notice shall be approved by the Division President and the Human Resources Vice

President/Director of the Eligible Employee's division, or the designees of such persons, and shall state the Eligible Employee's

Termination Date.  The Eligible Employee's participation in the Plan and

Termination Notice Period will begin on his or her Notification Date or such other plan participation date as may be provided in such written notice.

     SECTION 3.3         Persons Who Shall Not Be Designated as Participants

An Eligible Employee shall not be designated as a Participant in the Plan or receive benefits under the Plan if:

          (a)       Employment Termination

     A decision has been made to terminate his or her employment for any reason not related to the Company's decision to terminate the Employee because of business conditions;

          (b)       Resignation

     He or she has resigned or has given notice of his or her resignation;

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     (c)       Written Employment Contract

     He or she is employed under a written employment contract that provides greater severance or similar benefits than are provided by the Plan;

          (d)       Redeployment or Layoff Plan

     He or she is currently a participant in any Apple Computer Inc.

     redeployment or layoff plan;

          (e)       Host Country

     He or she is eligible to receive compensation or benefits under the laws of any other country (including, but not limited to, his or her host country) or under Company policy or guidelines established pursuant thereto, and those laws, policies, or guidelines require payments or benefits greater than or similar to those provided by the Plan;

          (f)       Expatriate Employee

     If he or she is an expatriate Employee employed by the Company in the

     United States and has retained the United States as his or her "home country;" provided, however, that any such Employee who is repatriated in accordance with his or her assignment contract may be designated as a

     Participant under this Plan after such repatriation; or

          (g)       Personal Leave of Absence

       He or she is on a Personal Leave of Absence.

Whether benefits as described in Subsections 3(c) or (e) are greater than the benefits provided under the Plan shall be determined by Apple and such determinations shall be conclusive and binding on all persons.

     SECTION 3.4         Termination of Participation

A Participant's Plan Participation shall terminate as of the earliest of the following dates:

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     (a)       The date the Participant's employment with the Company

     is terminated for any reason (other than death) not related to the

     Company's decision to terminate the Participant because of business conditions;

          (b)       The date the Participant accepts an offer of employment

     with any member of the Employer Group; or,

          (c)       The date no further benefits are payable to the

     Participant under the Plan.

     SECTION 3.5         Ineligible for Personal Leave

When an Eligible Employee becomes a Participant in the Plan, he or she will not be eligible to take a Personal Leave of Absence.

     SECTION 3.6         Family Leave Limitations

When an Eligible Employee becomes a Participant in the Plan, he or she may still apply for a Family Leave of Absence.  If an Eligible Employee is

granted such a leave to care for a seriously ill family member or in connection with the birth of a child, his or her leave shall not extend beyond his or her Termination Date.

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SECTION 4 .    TERMINATION NOTICE PERIOD.

     SECTION 4.1         Term of Termination Notice Period

For each Participant, the Termination Notice Period is the period beginning on the Participant's Notification Date or such other plan participation date as may be provided in the Participant's written notification of his or her participation in the Plan as described in Section 3.2, and, subject to Sections

4.2 and 4.3, ending upon then earliest of the following dates:

          (a)       The Participant's Termination Date;

          (b)       The Participant's Early Termination Date;

          (c)       The date of the Participant's death;

          (d)       The date the Participant accepts an offer of employment

     with any member of the Employer Group.  If a Participant receives an offer of employment from any member of the Employer Group, the

     Participant must accept the offer before the end of the Termination

     Notice Period or the offer will be deemed to be rejected;

          (e)       The date the Participant's employment is terminated for

     any reason not related to the Company's decision to terminate the

     Participant because of business conditions (including, without limitation, the Participant's misuse of confidential or proprietary information or violations of the standards described in Apple's Global

     Ethics brochure or any other Apple policy or guideline; or

          (f)       Three months after the Participant's Notification Date

     or such other plan participation date as may be provided in the

     Participant's written notification of his or her participation in the

     Plan as described in Section 3.2.

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SECTION 4.2         Suspension of Termination Notice Period

Notwithstanding the provisions of Section 4.1, a Participant's Termination

Notice Period shall be suspended if and during such time as one of the following conditions exists:

          (a)       Disability.       The Participant is eligible

     to receive or is receiving disability benefits under an Apple

     Disability Plan.  (For this purpose, a Participant shall not be considered eligible to receive benefits under an Apple Disability Plan if he or she has failed to make timely application for such benefits following the onset of disability.)  If the Participant is released to return to work with the Company within two years of the date his or her disability leave begins, the suspension shall end on the effective date of such release and the Participant's Termination Notice Period will resume.  If the Participant is not released to return to work with the Company within two years of the date his or her disability leave begins, then the Termination Notice Period shall immediately end and the Participant will not be eligible to receive a Cash-Out Payment or Severance Benefits pursuant to Section 5.

          (b)       Temporary Assignment.      The Company, in its sole

     discretion, determines that the Participant's services are required in order to perform or complete an assignment.  Upon actual completion of such a temporary assignment, the Participant's Termination Notice

     Period shall resume.  The Participant's Termination Notice Period shall be suspended no more than six months under this Subsection (b); any exceptions must be approved in advance by the Senior Vice President of

     Human Resources or his or her designee.

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     (c)       Restart.  The Participant is receiving benefits under the

     Apple Restart Plan.  The Participant's Termination Notice period shall be suspended for up to six weeks under this Subsection (c), provided that the Participant became eligible for sabbatical benefits under the

     Apple Restart Plan before or during the Termination Notice Period and applied for and received approval of such sabbatical benefits before his or her Termination Date.

     SECTION 4.3         Extension of Termination Notice Period Under Limited

			 Circumstances.

Notwithstanding the provisions of Section 4.1, a Participant may request an extension of his or her Termination Notice Period for up to a maximum of 14 additional calendar days.  A request for such an extension must be made to the Corporate Employee Relations Director and will be approved only if the following conditions are satisfied:

          (a)       The Participant first signs the Election and Release

     agreement described in Section 5.2 (and does not revoke such agreement during the seven days following its signing);

          (b)       The Participant agrees in writing to the adjustment

     described in Section 7.1;

          (c)       The extension sought is necessary and no longer than

     necessary:

               (i)       To allow the Participant to become vested in a

          stock option granted under the terms of the Apple Computer, Inc.

          1981 or 1990 Stock Option Plans;

               (ii)      To allow the Participant to become vested in the

          Apple Executive Long Term Stock Option Plan;

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               (iii)     To allow the Participant to become vested in and

          eligible for a distribution from Apple's Profit Sharing Plan;

               (iv)      To enable the Participant to purchase stock under

          the Apple Employee Stock Purchase Plan for the purchase period in which the Participant's employment would otherwise terminate; or

               (v)       To enable the Participant to deal with

          circumstances that Apple determines in its sole discretion to be so extraordinary as to warrant an extension.  No extension shall be granted pursuant to this Section 4.3(c)(v) without the prior,

          written approval of the Participant's Division President or Vice

          President and the Senior Vice President of Human Resources.  In

          no event may an extension granted under this Section 4.3(c)(v),

          when added to extensions under Section 4.3(c)(i), (ii), (iii) or

          (iv), total more than 14 calendar days.

In no event shall any Participant who meets the eligibility requirements for the Apple Restart Plan as a result of an extension pursuant to this

Section 4.3 be eligible to receive benefits under the Apple Restart Plan.

     SECTION 4.4         Continuation of Employment and Employee Benefits

			 During Termination Notice Period.

A Participant will continue to be an Employee and to receive his or her

Regular Salary for the Termination Notice Period, but he or she will not be required to perform any work for the Company.  The Participant's coverage under or participation in Apple's employee benefit plans or programs (if any)

shall also continue during the Termination Notice Period, but coverage as an

Employee shall terminate at the end of the Termination Notice Period in accordance with Section 4.6.  During the Termination Notice Period the



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Participant will have access, as appropriate, to Apple's Career Resource

Center, Company Store, Cupertino Fitness Center and Child Care Center,

as long as those facilities remain in operation.

     SECTION 4.5         Additional Benefits During Termination Notice Period.

During the Termination Notice Period, a Participant may be eligible to receive certain job placement assistance or counseling, in accordance with procedures established by Apple.  The availability of such assistance may vary depend ing upon business conditions at the time of the termination, the Participant's job location and such other factors as may be determined by Apple in its sole discretion.

     SECTION 4.6         Termination of Employee Benefits at End of

			  Termination Notice Period.

Except as otherwise required by law or as provided in Section 7.3 of the Plan,

a Participant's coverage under or participation in any of Apple's employee benefit plans or programs that continues during the Termination Notice Period pursuant to this Plan shall cease as of the close of the Participant's

Termination Notice Period.



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               SECTION 5 .    ELECTION TO RECEIVE SEVERANCE BENEFITS.


     SECTION 5.1         Availability of Severance Benefits

A Participant may elect, subject to the requirements of Section 5.2, to receive a Severance Payment, a Prorated Bonus, if any, and/or Extended

Benefit Coverage under the Plan; provided, however, that a Participant whose employment is involuntarily terminated as described in Subsection 4.1(e) or who accepts another job with any member of the Employer Group during the

Termination Notice Period shall not be eligible to elect such Severance

Benefits.  The election to receive Severance Benefits must be made during the Termination Notice Period or within twelve months after the last day of the Participant's employment.

     SECTION 5.2         Must Sign Election and Release.

No Participant shall be entitled to receive Severance Benefits under the

Plan unless he or she first has properly completed and executed the Executive

Severance Plan Election and Release agreement provided to the Participant under the Plan, and does not revoke such agreement during the seven days following its signing.  The Election and Release agreement shall provide that execution of such Election and Release agreement by the Participant will constitute a waiver and release of every claim the Participant might otherwise have against

Apple, its subsidiaries, or any of their officers, directors or employees arising out of his or her employment or the termination of his or her employment with the Company.

     SECTION 5.3         Effect of Failure To Elect Severance Benefits

If a Participant fails to elect Severance Benefits by signing and returning the Election and Release agreement described in Section 5.2 to the Corporate

Employee Relations Director or the designee of such person during the period

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described in Section 5.1, or if a Participant who has signed the Election and Release agreement revokes it within seven days, such Participant shall cease to be a Participant under the Plan.

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               SECTION 6 .    CASH OUT PAYMENT.

     SECTION 6.1         Availability of Cash Out Payment

A Cash Out Payment shall be paid to a Participant who elects to terminate his or her employment with the Company before the Participant's Termination Date;

provided, however, that a Participant whose employment is involuntarily terminated as described in Section 4.1(e) or who accepts another job with any member of the Employer Group during the Termination Notice Period shall not be eligible for a Cash Out Payment.

     SECTION 6.2         Effect of Election To Receive a Cash Out Payment

If a Participant makes  the election described in Section 6.1, his or her

Termination Notice Period shall end on the effective date of his or her termination of employment.  The benefits described in Section 4.4 shall cease to be effective upon the termination of the Participant's Termination Notice

Period.

     SECTION 6.3         Ineligible for Rehire

In general, a Participant who receives a Cash Out Payment shall not be eligible for rehire by any member of the Employer Group before 60 days after his or her Termination Date.  Any exceptions must be approved by the

Division Senior Executive and the Division Human Resources Vice President

or Director.  If the Participant is rehired by the Company within 60 days after his or her Termination Date, Apple, in its sole discretion, may require the Participant to repay to Apple the entire amount of his or her

Severance Payment and Prorated Bonus, if any.  If the Participant is

rehired by theCompany prior to his or her Termination Date, Apple, in its sole



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discretion, may require the Participant also to repay to Apple the entire amount of his or her Cash Out payment.

     SECTION 6.4         Ineligible for Temporary or Contract Work.

A Participant shall not be eligible to work as a temporary employee or independent contractor for any member of the Employer Group before 60 days after his or her Termination Date.  Notwithstanding the foregoing, no

Participant may work as a temporary employee or independent contractor in the same position he or she held when his or her Layoff Notice Period commenced.



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               SECTION 7 .    AMOUNT AND PAYMENT OF BENEFITS UNDER THE PLAN.

     SECTION 7.1         Severance Payment
The amount of Severance Payment payable to a Participant who elects to receive it pursuant to Section 5, shall be determined with reference to the

Participant's Termination Date and shall be equal to the number of Months of Pay determined in accordance with the following table:

          Years of Service*        Months of Pay

           3 or less                          4
           4                                  5
           5                                  6
           6                                  7
           7                                  8
           8                                  9
           9                                 10
          10                                 11
          11 or more                         12 (maximum)


Partial years of service in excess of three years shall be prorated by full month to determine a Participant's total Severance Payment.  A

Participant's Severance Payment shall be reduced by the compensation the

Participant received with respect to any period during which his or her

Termination Notice Period was extended pursuant to Section 4.3.

     SECTION 1.1         Prorated Bonus

The amount of Prorated Bonus, if any, payable to a Participant who elects to receive it pursuant to Section 5, shall be determined with reference to the

Participant's Termination Date and shall be equal to the Participant's actual bonus under the Company's Senior/Executive Incentive Bonus Plan or,

if applicable, the Participant's actual bonus prorated for the amount of time from the beginning of Apple's fiscal year (generally, October 1) to the Participant's Termination Date. A Participant whose Termination Date falls between the 1st and 14th day of any month shall receive a one-half-month

credit towards their bonus proration.   A Participant whose Notification

Date occurs during one fiscal year but whose Termination Date occurs in the next fiscal year shall receive his or her actual bonus, if any, for the first fiscal year and the prorated portion of his or her actual bonus, if any, for the second fiscal year.

     SECTION 1.2         Extended Benefit Coverage

A Participant who elects to receive Extended Benefit Coverage pursuant to Section 5 shall be eligible to continue to receive the same

Company paid Medical and Dental coverages the Participant is receiving as of his or her Termination Date or, if applicable, Early Termination Date,

extended as follows:


Participant's Grade Level       Period of Extended Company-Paid
 on Termination Date or          Coverage From Termination Date
 Early Termination Date             or Early Termination Date

          97-100                        12 Months

          94-96                          9 Months


Notwithstanding the foregoing, a Participant's period of extended Benefit

Coverage shall end if and when the Participant becomes eligible for similar coverage through another employer, including the employer of the

Participant's spouse or Domestic Partner.  Each Participant shall be given the opportunity to purchase continuing medical and dental coverage, as required under section 602 of ERISA and section 4980B of the Code, prior to the expiration of the Participant's current coverage or Extended Benefit

Coverage, if elected.

SECTION 1.1         Cash Out Payment

The Cash Out Payment is an amount equal to the Regular Salary that the

Participant would have been paid had the Participant remained employed by the Company until the Participant's Termination Date.

     SECTION 1.2         Offset for Amounts Owed.

The Company reserves the right to deduct from any lump sum Severance

Benefit and/or Cash Out Payment payable to a Participant under the Plan any and all amounts owed by the Participant to the Company, including but not limited to overpayment of commissions or salary, unreimbursed cash, salary and travel advances, taxes, amounts due to the Company Store for purchases or Loan to Own Equipment, Custom Coverage, any other employee benefit plan deductions, and any unpaid loans.

     SECTION 1.3         Time of Payment of Benefits Under the Plan


	(a)       Payment Before Termination

No Participant shall be entitled to receive a Cash Out Payment under the

Plan before the last day of his or her employment with the Company.  No

Participant shall be entitled to receive a Severance Payment, Prorated

Bonus or Extended Benefit Coverage under the Plan until his or her employment with the Company has terminated and until the eighth day after the Participant has signed the Election and Release Agreement pursuant to

Section 5.2, provided that the Participant has not subsequently revoked such agreement.

     (b)       Form and Time of Payment.

A Participant's Severance Payment and Cash Out Payment, if any, shall be paid as soon as reasonably practicable after the Participant's termination of employment.  A Participant's Prorated Bonus, if any, shall be paid at or about the time that bonus payments are made to active employees who are eligible to receive bonuses under the Company's Senior/Executive Incentive

Bonus Plan for the same year for which the Prorated Bonus is paid.  The

Company shall withhold appropriate federal, state and local income and employment taxes and shall make all applicable employee benefit plan and other deductions from any payments under the Plan; provided, however, that the Company shall not make Apple Computer, Inc. Savings and Investment Plan deductions from any Plan payments.

     SECTION 1.4         Death.

If a Participant dies before his or her participation has terminated pursuant to Section 3.4, any Severance Payment, Prorated Bonus or Cash Out Payment to

which the Participant would have been entitled under the Plan had the

Participant voluntarily terminated employment with the Company on the date of his or her death shall be paid to the Participant's surviving spouse, or if there is no surviving spouse, to the Participant's designated beneficiary under Apple's group term life insurance plan, or if there is no such designated beneficiary, to the Participant's estate.  Such Payments shall be made at the time and in the form determined pursuant to Section 7.6(b) and shall be made regardless of whether the Participant has signed an Election and Release.  Extended Benefit Coverage will continue to be provided to the

Participant's surviving eligible dependents in accordance with the terms of the Participant's coverage and Section 7.3.

SECTION 2 .    SOURCE OF PAYMENTS AND EXPENSES.

     SECTION 2.1         Source of Benefits

Any benefit payable under the Plan shall be unfunded and payable only from

Apple's general assets.

     SECTION 2.2         Expenses.

The expenses of operating and administering the Plan shall be borne entirely by Apple.

SECTION 3 .    ADMINISTRATION AND PLAN FIDUCIARIES.

     SECTION 3.1         Plan Sponsor and Administrator

Apple is the "plan sponsor" and the "administrator" of the Plan, within the meaning of ERISA.

     SECTION 3.2         Administrative Responsibilities

Apple shall be the named fiduciary with the power and sole discretion to determine who is eligible for benefits under the Plan, to interpret the Plan and to prescribe such forms, make such rules, regulations and computations and prescribe such guidelines as it may determine are necessary or appropriate for the operation and administration of the Plan, to change the terms of such rules, regulations or guidelines, and to rescind such rules, regulations or guidelines.  Such determinations of eligibility, rules, regulations,

interpretations, computations and guidelines shall be conclusive and binding upon all persons.  In administering the Plan, Apple shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(1) of ERISA.

     SECTION 3.3         Allocation and Delegation of Responsibilities

Apple may allocate any of its responsibilities for the operation and administration of the Plan among its officers, employees and agents.

It may also delegate any of its responsibilities under the Plan by designating, in writing, another person to carry out such responsibilities.

Any such written delegation shall become effective when executed by Apple's

Corporate Employee Relations Manager or his or her designee, and the designated person shall then be responsible for carrying out the responsibilities described in such writing.

SECTION 3.4         No Individual Liability.

It is declared to be the express purpose and intent of Apple that no individual liability shall attach to or be incurred by any member of the

Board of Directors of Apple, by any officer of Apple, or by any employee,

representative or agent of Apple, under, or by reason of the operation of,

the Plan.

                SECTION 4  .    CLAIMS AND APPEALS.

     SECTION 4.1         Claims for Benefits

A Participant shall be entitled to receive his or her benefits under the Plan upon filing with the Company the applicable documents as prescribed by

Apple.  Any Participant (or the surviving spouse or duly authorized representative of a deceased Participant) who believes himself or herself to be entitled to receive benefits that are different from the benefits that he or she has received or who believes that he or she has a claim to other relief arising out of the Company's decision to terminate the

Participant may make a claim for benefits or such other relief under this

Section 10.1.  Such claim should be directed to the Participant's Division

President or to the Division Vice President or Director of Human Resources.

Apple's Corporate Employee Relations Director or his or her designee shall exercise oversight responsibility with respect to the claims and appeal processes.

           (a)      Time Limits for Submission of Initial Claim

     No claim by a Participant (or by the surviving spouse or duly authorized representative of a deceased Participant) shall be valid unless it is made immediately and in no event later than 60 days following the receipt of the disputed benefit, a denial of a benefit or, in the case of a claim to other relief arising out of the Company's decision to terminate the

     Participant, the date on which the Participant's employment terminated.

           (b)      Time Limits for Decision on Initial Claim

     If any claim is denied, in whole or in part, notice of such denial shall be given to the claimant in writing within 90 days, except that if special circumstances require that the time for consideration of the claim be extended, notice of the extension shall be given in writing within 90 days, and notice of such denial shall thereafter be given within 180 days.

     Each period of 90 or 180 days referred to in the preceding sentence shall begin to run on the day the claim is received by the Participant's

     Division President or the Division Vice President or Director of Human

     Resources.  A written notice of denial shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial, specific references to the relevant Plan provisions on which it is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary and an explanation of the Plan's review procedure.  A notice that additional time is necessary for consideration of a claim shall indicate the special circumstances requiring the extension of time and the date by which Apple expects to render its decision on the claim.

           (c)      Deemed Denial

     If written notice of the denial of a claim for benefits or of the fact that an extension of time is necessary for processing the claim is not furnished within the time period specified in Section 10.1(b), the claim shall be deemed to have been denied, and the claimant shall be permitted to appeal such denial in accordance with the review procedure set forth in Section 10.2.

SECTION 4.2         Review of Denied Claims

     (a)        Request for Review.

A claimant whose application for benefits is denied in whole or in part, or the claimant's duly authorized representative, may appeal from the denial by submitting to Apple's Senior Vice President of Human Resources or his or her

designee a request for a review of the application within 90 days after receiving written notice of the denial from Apple.  Upon the request of a

Claimant or his or her representative, Apple shall give the claimant or the representative an opportunity to review pertinent materials that pertain to his or her plan benefits, other than legally privileged documents, in preparing the request for a review.  The request for a review shall be in writing and sent to the address set forth in the Summary Plan Description distributed to Participants or in later Plan information.  The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters which the claimant deems pertinent.  The Senior Vice President of Human Resources or designee may require the claimant to submit such additional facts, documents or other material as he or she  may deem necessary or appropriate in making his or her review.

     (b)        Decision on Review.

The Senior Vice President of Human Resources or his or her designee shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the claimant is advised of the extension.  In no event shall the decision on review be rendered more than 120 days after the Senior Vice President of Human

Resources or designeereceives the request for a review.  The Senior Vice

President of Human Resources or designee shall give prompt, written notice of his or her decision to the claimant and to Apple.  In the event that the

Senior Vice President of Human Resources or his or her designee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific references to the relevant

Plan provisions on which the decision is based.

     (c)        Rules and Interpretations

The Corporate Employer Relations Director and Senior Vice President of

Human Resources shall adopt such rules, procedures and interpretations of the Plan as they deem necessary or appropriate in carrying out their responsibilities under this Section 10.

     SECTION 4.3         Exhaustion of Remedies

Decisions of the Senior Vice President of Human Resources or his or her

designee shall be conclusive and binding on all persons.  No legal action for benefits under the Plan or arising out of the Company's decision to terminate the Participant shall be brought unless and until the claimant

(i) has submitted a claim in accordance with Section 10.1, (ii) has been notified by Apple that the claim is denied or the claim is deemed to be denied under Section 10.1(c), (iii) has filed a written request for review of the claim in accordance with Section 10.2, and (iv) has been notified in writing that the Senior Vice President of Human Resources or his or her

designee has affirmed the denial of the claim; provided that legal action may be brought after Apple has failed to take any action on the claim within the time prescribed by Sections 10.1(b) and 10.2(c) above,

respectively.

SECTION 5  .    GENERAL PROVISIONS.

     SECTION 5.1         Legal Construction of the Plan

  The Plan shall be governed and construed in accordance with ERISA.

     SECTION 5.2         Relation of the Plan to Other Employee Benefit Plans

Except as provided in Section 1.3, the benefits provided under the Plan shall be provided in addition to, and not in place of, any other benefit to which a

Participant is or may be entitled under the terms of any other employee benefit plan established or maintained by Apple.  The terms of this Plan shall not be construed to change, amend or modify the terms of any other such employee benefit plan.  No term of any other employee benefit plan shall be construed to change, amend or modify any term of this Plan.

     SECTION 5.3         No Rights Created or Accrued

Nothing in the Plan shall be construed as creating a contract of employment or as giving to an employee or agent of the Company a right to receive any benefit other than the benefits specifically provided under the terms of the Plan or a right to continue in the employment of the Company.

Nothing in the Plan shall be construed to limit in any manner the right of the Company to discharge, demote, reclassify, transfer, relocate, or in any other manner treat or deal with any person in its employ, including,

without limitation, any person who might otherwise have become (or remained) a Participant in the Plan absent such treatment or dealing, which right is hereby reserved.  Nothing in this Plan shall be construed to change the at-will nature of the Participant's employment.  No benefits shall be deemed to
accrue under the Plan at any time except the time at which they become payable under the Plan, and no right to a benefit under the Plan (other than the benefits under any employee benefit plans or programs in which the

Participant continues to participate pursuant to Section 4.4) shall be deemed to vest prior to the termination of the Participant's employment.

     SECTION 5.4         Relation of the Plan to Descriptive Matter

The Plan shall contain no terms or provisions except those set forth herein,

or as hereafter amended in accordance with the provisions of Section 12.

The provisions of the Plan shall control, and any description made in any other document shall not control, if ever any such description is deemed to be in conflict with any provision of the Plan.

     SECTION 5.5         Non-alienation of Benefits

No benefits payable under the Plan shall be subject to anticipation,

alienation, sale, transfer, assignment, pledge or other encumbrance,

and any attempt to do so shall be void.

                SECTION 6  .    AMENDMENT AND TERMINATION.

     SECTION 6.1         Amendment.

Apple may amend the Plan at any time, by a written instrument executed by Apple's Senior Vice President of Human Resources.

     SECTION 6.2         Termination.

Apple may terminate the Plan, at any time and for any reason, by a written instrument executed by Apple's Senior Vice President of Human Resources.

     SECTION 6.3         Effect of Amendment or Termination.

If a Participant's employment has terminated and the Participant is entitled to receive benefits under the Plan, no amendment to the Plan, and no termination of the Plan, shall thereafter operate to diminish or eliminate such Participant's entitlement to such benefits.

                SECTION 7  .    EXECUTION.

     To record the amendment and restatement of the Plan effective as of

January 15, 1996, Apple's Senior Vice President of Human Resources has

executed this document this 13th day of January, 1996.

                              APPLE COMPUTER, INC.



                              By_/s/_Kevin J. Sullivan_____
                                      Kevin J. Sullivan
                                    Senior Vice President
                                       Human Resources

                                SUPPLEMENT TO THE

                  APPLE COMPUTER, INC. EXECUTIVE SEVERANCE PLAN

                            (Effective June 9, 1995)





SECTION 1. ESTABLISHMENT AND PURPOSE.



     This Supplement (the "Supplement") to the Apple Computer, Inc.

Executive Severance Plan (the "Plan") is hereby established effective as of the date it is approved by the Board of Directors of Apple (the "Board").

The purpose of this Supplement is to set forth the terms and provisions of the Plan that will apply in the event of a Change in Control of Apple.

Capitalized words not otherwise defined herein shall have the meanings assigned to such words in the Plan.



SECTION 2.  ADDITIONAL BENEFITS.



     (a)   Each Eligible Employee (i) whose employment with the Company is involuntary terminated by the Company for any reason during the Supplement

Term, other than due to such Employee's misuse of confidential or proprietary information or a violation of the standards described in

Apple's Global Ethics brochure or any other Apple policy or guideline or

(ii) who resigns during the Supplement Term for Good Reason shall automatically become a Participant, whether or not such person is designated as a Participant in accordance with Section 3.1 of the Plan

(hereinafter, a "Section 2(a) Participant"); provided, however, that no

Eligible Employee described in

Section 3.3(c), (d), (e) or (f), or an Eligible Employee described in

Section 3.3(b) who resigns other than for Good Reason, shall become a

Section 2(a) Participant.  In addition, during the Supplement Term, the definition of "Eligible Employee" in the Plan is revised to exclude reference to "any other plan, program or practice by which Apple provides any separation allowance" which is established on or after the Change in

Control Date or which is implemented at any time with the intention,

express or implied, of eliminating Apple's obligations under the Plan or this Supplement.  Employees of the Company who are otherwise Eligible

Employees and who are parties to a Retention Agreement shall continue to be eligible to be designated as Participants in the Plan if their employment terminates prior to the Change in Control Date or after the expiration of the term of their Retention Agreement.



     (b)   Section 4.1(e) of the Plan is revised to prohibit the Company from ending the Termination Notice Period for any such Termination Notice

Period that begins within the Supplement Term for any reason other than the

Section 2(a) Participant's misuse of confidential or proprietary information or a violation of the standards described in Apple's Global

Ethics brochure or any other Apple policy or guideline.



     (c)   Section 4.3 of the Plan is revised to substitute "30 additional calendar days" for "14 additional calendar days" for any Termination Notice

Period that begins during the Supplemental Term.

     (d)   Section 4.5 of the Plan is revised to require the Company to provide job placement assistance or counseling to each Section 2(a)

Participant who requests such assistance; provided, however, that the individual Participant cost to Apple of providing such benefits to a

Section 2(a) Participant need not exceed $7,500.



     (e)   Section 7.1 of the Plan is revised for each Section 2(a)

Participant as follows:



           Years of Service*       Months of Pay



           3 or less                      8

           4                             10

           5                             12

           6                             14

           7                             16

           8                             18

           9                             20

           10                            22

           11 or more               24 (maximum)

           _____________

           *    Years of Service will be determined as of the Participant's

                Termination Date.

     (f)   Section 7.2 of the Plan is revised for each Section 2(a)

Participant as follows: In lieu of the Prorated Bonus, each Section 2(a)

Participant shall receive a special severance bonus (the "Severance Bonus")

equal to the greater of (i) the target annual bonus amount payable to the

Section 2(a) Participant for the fiscal year in which the Notification Date occurs, or (ii) the target annual bonus amount payable to the Section 2(a)

Participant for the last fiscal year ended prior to the Change in Control

Date, in either case, calculated on the assumption that all applicable performance targets had been achieved.  The Severance Bonus shall not be subject to any proration and shall otherwise be payable at such time and manner as the Prorated Bonus.

     (g)   Section 7.3 of the Plan is revised for each Section 2(a)

Participant as follows:



Participant's Grade Level     Period of Extended Coverage from
 on Termination Date or              Termination Date or
 Early Termination Date            Early Termination Date

        97-100                           24 months
        94-96                            18 months

     (h)   The additional payments and benefits provided by this Section 2 of the Supplement are subject to the condition that the Section 2(a)

Participant execute a release in the form and manner contemplated by

Section 5.2 of the Plan.

SECTION 3.  GROSS-UP PAYMENT.



     A new Section 7.8 is added to the Plan as follows:



     7.8   Gross-Up Payment.



     (a)   Right to Payment.  Notwithstanding anything in the Plan or the

Supplement to the contrary, if it is determined that any Payment to an

Eligible Employee (whether or not such employee qualifies for benefits under the Plan or the Supplement and whether or not such employee is a

Section 2(a) Participant at the time of determination) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise

Tax"), then such Eligible Employee shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place such Eligible

Employee in the same after-tax economic position that such employee would have enjoyed if the Excise Tax had not applied to the Payment.  The amount of the Gross-Up Payment shall be determined by the Accounting Firm in accordance with the formula {(E x (1 - M)/(1 - T)) - E} (or such other formula as the Accounting Firm deems appropriate which is intended to achieve the same result), where



     E     equals the Payments which are determined to be "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code;

     M     equals the sum of the highest marginal rates1 for Taxes

           applicable to the Eligible Employee at the time of the Payment;

           and



     T     equals M plus the rate of Excise Tax applicable to the Payment.



No Gross-Up Payments shall be payable to an Eligible Employee hereunder if the Accounting Firm determines that the Payments to such Eligible Employee are not subject to an Excise Tax.



     (b)   Determination of Gross-Up Payment.  Subject to the provisions of

Section 7.8(c), all determinations required under this Section 7.8,

including whether a Gross-Up Payment is required, the amount of the

Payments constituting excess parachute payments, and the amount of the

Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Eligible Employee and the

Company within fifteen days of the Change in Control Date, the date of the

Eligible Employee's termination of employment with the Company and its subsidiaries or any other date reasonably requested by the Eligible

Employee or the Company on which a determination under this Section 3 is necessary or advisable.  The Company shall pay each Eligible Employee the initial Gross-Up Payment within 5 days of the receipt by the Company of the

Accounting Firm's determination.  If the Accounting Firm determines that no

Excise Tax is payable to an Eligible Employee (or class of Eligible

Employees), the Company shall cause
the Accounting Firm to provide such Eligible Employee (or each member of the class of Eligible Employees) with an opinion that the Accounting Firm has substantial authority under the Code and Regulations not to report an

Excise Tax on the Eligible Employee's federal income tax return.  Any determination by the Accounting Firm shall be binding upon the Eligible

Employee and the Company.  If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Eligible Employee with respect to any Payment (hereinafter an

"Underpayment"), the Company, after exhausting its remedies under Section

7.8(c) below, shall promptly pay to the Eligible Employee an additional

Gross-Up Payment in respect of the Underpayment.



     (c)   Procedures.  As a condition to Apple's obligations hereunder to an Eligible Employee, each Eligible Employee shall be required to notify

Apple in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Apple of a Gross-Up Payment by such Eligible Employee.  Such notice shall be given as soon as practicable after the Eligible Employee knows of such claim and shall apprise Apple of the nature of the claim and the date on which the claim is requested to be paid.  An Eligible Employee shall agree not to pay the claim until the expiration of the thirty-day period following the date on which the

Eligible Employee notifies Apple, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period").  If

Apple notifies the Eligible Employee in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Eligible

Employee shall:  (i) give Apple any information reasonably requested by

Apple relating to the claim;

(ii) take such action in connection with the claim as Apple may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Apple and reasonably acceptable to the Eligible Employee; (iii) cooperate with Apple in good faith in contesting the claim; and (iv) permit Apple to participate in any proceedings relating to the claim.  An Eligible Employee shall permit Apple to control all proceedings related to the claim and, at its option, permit Apple to pursue or forgo any and all administrative appeals,

proceedings, hearings, and conferences with the taxing authority in respect of such claim.  If requested by Apple, an Eligible Employee shall agree either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as Apple shall determine; provided,

however, that, if Apple directs such Eligible Employee to pay such claim and pursue a refund, Apple shall advance the amount of such payment to the

Eligible Employee on an after-tax and interest-free basis (the "Advance").

Apple's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Eligible Employee shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority.  If Apple does not notify the Eligible Employee in writing prior to the end of the Notice

Period of its desire to contest the claim, Apple shall pay to the Eligible

Employee an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Eligible Employee shall be required to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

     (d)   Repayments.  If, after receipt by an Eligible Employee of an

Advance, the Eligible Employee becomes entitled to a refund with respect to the claim to which such Advance relates, the Eligible Employee shall pay

Apple the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto).  If, after receipt by Eligible

Employee of an Advance, a determination is made that the Eligible Employee shall not be entitled to any refund with respect to the claim and Apple does not promptly notify the Eligible Employee of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by Eligible Employee and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Eligible

Employee.



     (e)   Further Assurances.  Apple shall indemnify each Eligible

Employee and hold each Eligible Employee harmless, on an after-tax basis,

from any costs, expenses, penalties, fines, interest or other liabilities

("Losses") incurred by the Eligible Employee with respect to the exercise by Apple of any of its rights under this Section 7.8, including, without limitation, any Losses related to Apple's decision to contest a claim or any imputed income to the Eligible Employee resulting from any Advance or action taken on the Eligible Employee's behalf by Apple hereunder.  Apple shall pay all legal fees and expenses incurred under this Section 7.8, and shall promptly reimburse each Eligible Employee for the reasonable expenses incurred by the Eligible Employee in connection with any actions taken by

Apple or required to be taken by the Eligible Employee hereunder.  Apple shall also pay all of the fees and expenses of the Accounting Firm,

including, without limitation, the fees and expenses related to the opinion referred to in Section 7.8(b).

     (f)   Combined Payments.  Anything in this Section 7.8 to the contrary notwithstanding, Apple shall have no obligation to pay an Eligible Employee a required Gross-Up Payment under this Section 7.8 if the aggregate amount of all Combined Payments has at the time such payment is due exceeded the

Limit.  If the amount of a Gross-Up Payment to an Eligible Employee under this Section 7.8 would result in the Combined Payments exceeding the Limit,

Apple shall pay the Eligible Employee the portion, if any, of the Gross-Up

Payment which can be paid to such employee without causing the aggregate amount of all Combined Payments to exceed the Limit.  In the event that an

Eligible Employee is entitled to a Gross-Up Payment under this Section 7.8 and other employees or former employees of the Company are also entitled to gross-up payments under this Section 7.8 or under the corresponding provisions of any other applicable Combined Arrangement and the aggregate amount of all such payments would cause the Limit on Combined Payments to be exceeded, Apple shall allocate the amount of the reduction necessary to comply with the Limit among all such payments in the proportion that the amount of each such gross-up payment bears to the aggregate amount of all such payments.  Nothing in this Section 7.8(f) shall require any Eligible

Employee to repay to Apple any amount that was previously paid to such employee under this Section 7.8.



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SECTION 4.  AMENDMENT AND ASSUMPTION.



     (a)   Section 12.1 of the Plan is revised as follows:  The Plan and this Supplement may not be amended or terminated by Apple on and after the occurrence of the Change in Control Date in any way that would reduce or eliminate the payments and benefits owing under the Plan and this

Supplement to any Section 2(a) Participant.  In addition, no amendment or termination which would be precluded under the previous sentence if made on or after the Change in Control Date shall be effective if made or first effective within the twelve month period ending on the Change in Control

Date.



     (b)   Apple will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Apple expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that Apple would be required to perform it if no such succession had taken place;

provided, however, that no such assumption shall relieve Apple of its obligations hereunder.



SECTION 5.  DEFINITIONS.



     For purposes of the Plan and this Supplement, the following capitalized words shall have the meanings set forth below:



     "Accounting Firm" shall mean Ernst & Young or, if such firm is unable or unwilling to perform such calculations, such other national accounting firm as shall be designated by Apple in accordance with the terms of the

Retention Agreements.

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     "Change in Control" shall mean a change in control of Apple of a nature that would be required to be reported in response to Item 6(e) of

Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not Apple is then subject to such reporting requirement; provided,

however, that, anything in the Plan or this Supplement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:



           (i)  any individual, partnership, firm, corporation,

     association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section

     14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the

     Exchange Act), directly or indirectly, of securities of Apple representing 30% or more of the combined voting power of Apple's then outstanding securities entitled to vote in the election of directors of Apple;



           (ii)  during any period of two (2) consecutive years (not

     including any period prior to the execution of this Agreement),

     individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by Apple's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent

     Directors"), cease for any reason to constitute a majority thereof;



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           (iii)  there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"),

     in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the

     Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction;



           (iv)  all or substantially all of the assets of Apple are sold,

     liquidated or distributed; or



           (v)  there is a "change in control" of Apple within the meaning of Section 280G of the Code and the Regulations.



     "Change in Control Date" shall mean the earliest of (i) the date on which the Change in Control occurs, (ii) the date on which Apple executes an agreement, the consummation of which would result in the occurrence of a

Change in Control, (iii) the date the Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control and (iv) the date Apple fails to satisfy its obligations to have the Plan and this Supplement assumed by any successor to Apple in accordance with Section 4(b) of this Supplement.  If the Change in Control

Date occurs as a result of an agreement described in clause (ii) of the previous sentence or as a result of the approval of the Board described in clause (iii) of the previous sentence and the Change in Control to which such agreement or approval relates (the "Contemplated Change in Control")

subsequently does not



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occur, then the Supplement Term shall expire on the sixtieth day (the

"Reset Date") following the date the Board certifies by resolution duly adopted by three-fourths (3/4ths) of the Incumbent Directors then in office that the Contemplated Change in Control is not reasonably likely to occur;

provided, however, that this sentence shall not apply (A) to any Section

2(a) Participant whose termination of employment with Apple has occurred on and after the Change in Control Date and on or prior to the Reset Date or

(B) if the Contemplated Change in Control subsequently occurs within three months of the Reset Date.  Following the Reset Date, the provisions of the

Plan and this Supplement shall remain in effect and a new Supplement Term shall commence upon the occurrence of a subsequent Change in Control Date.

Notwithstanding the first sentence of this section, if an individual's employment with the Company terminates prior to the Change in Control Date and it is reasonably demonstrated that such termination of employment (i)

was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then, solely with respect to the affected Participant, the Change in Control Date shall mean the date immediately prior to the date of such Participant's termination of employment.



     "Combined Arrangements" shall mean this Supplement to the Plan (as the same may be amended from time to time) and the Retention Agreements.



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     "Combined Payments" shall mean the aggregate cash amount of (i)

severance payments made to employees or former employees under Section 3(a)

of the Retention Agreements or the corresponding provisions of the applicable Combined Arrangement, (ii) severance payments made to Section

2(a) Participants under Sections 2(e) and 2(f) of the Supplement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (iii) Gross-up Payments made to an

Eligible Employee under Section 3 of the Supplement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (iv) fees and expenses which are paid or reimbursed to employees or former employees under Section 6 of the

Retention Agreements or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (v)

payments made to employees or former employees under Section 5 of the

Retention Agreements or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement and (vi)

costs incurred by Apple in respect of a Section 2(a) Participant under

Section 2(d) of the Supplement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement.



     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.



     "Common Stock" shall mean the common stock of Apple.



     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.



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     "Good Reason" shall mean:



           (i)  The relocation of the office of the Company where an

     Eligible Employee is employed immediately prior to the Change in

     Control Date (the "CIC Location") to a location which is more than fifty (50) miles away from the CIC Location or the Company's requiring an Eligible Employee to be based more than fifty (50) miles away from the CIC Location (except for required travel on the Company's business to an extent substantially consistent with the Eligible Employee's customary business travel obligations in the ordinary course of business prior to the Change in Control Date); or



           (ii)  The Company's assignment of an Eligible Employee to a job with significantly reduced duties and responsibilities and which involves either (A) a reduction in the Eligible Employee's base salary or target bonus opportunity or (B) a drop of two grade designations or more; provided, however, that clause (B) shall not apply if the reduction in employee's grade designation causes such employee to cease to qualify as an Eligible Employee for purposes of the Plan and this Supplement;



provided, however, that an event described above shall not constitute Good

Reason unless it is communicated by the Eligible Employee to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to the Eligible Employee (including full retroactive correction with respect to any monetary matter) within 10 days of the

Company's receipt of such written notice.

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     "Limit" shall mean the dollar amount determined in accordance with the formula [A x B x C], where



     A     equals 0.02;



     B     equals the number of issued and outstanding shares of Common

           Stock of Apple immediately prior to the Change in Control Date;

           and



     C     equals the greater of (i) (A) if the Common Stock is listed on any established stock exchange or national market system

           (including, without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated

           Quotation ("NASDAQ") System, the highest closing sale price (or closing bid price, if no sales are reported) of a share of

           Common Stock, or (B) if the Common Stock is regularly quoted on the NASDAQ System (but not on a national market system) or quoted by a recognized securities dealer but selling prices are not reported, the highest mean between the high and low asked prices for the Common Stock, in each case, on any day during the ninety-day period ending on the Change in Control Date, and (ii)

           the highest price paid or offered, as determined by the

           Accounting Firm, in any bona fide transaction or bona fide offer related to the Change in Control.



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     "Notification Date" shall mean, during the Supplement Term, the date an Eligible Employee is notified of his or her termination of employment or the end of the date on which the cure period referred to in the definition of Good Reason expires without the Company effecting the cure contemplated by such definition.



     "Payment" means (i) any amount due or paid to an Eligible Employee under the Plan or this Supplement, (ii) any amount that is due or paid to an Eligible Employee under any plan, program or arrangement of the Company,

and (iii) any amount or benefit that is due or payable to an Eligible

Employee under the Plan or this Supplement or under any plan, program or arrangement of the Company not otherwise covered under clause (i) or (ii)

hereof which must reasonably be taken into account under Section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by the Eligible Employee, including, without limitation,

any amounts which must be taken into account under the Code and Regulations as a result of (A) the acceleration of the vesting of any option,

restricted stock or other equity award granted under Apple's equity-based incentive plans or otherwise, (B) the acceleration of the time at which any payment or benefit is receivable by an Eligible Employee or (C) any contingent severance or other amounts that are payable to an Eligible

Employee.



     "Regulations" shall mean the proposed, temporary and final regulations under Section 280G of the Code or any successor provision thereto.



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     "Retention Agreements" means the Retention Agreements, dated as of the date of this Supplement, to which Apple is a party and any Retention

Agreement entered into after the date hereof which is specifically designated in the terms thereof as one of the Combined Arrangements.



     "Supplement Term" shall mean the period commencing on the Change in

Control Date and ending on the second anniversary thereof.



     "Transaction Date" shall mean the date described in clause (i) of the definition of Change in Control Date.

_______________________________
*    Years of Service will be determined as of the Participant's Termination
Date.

1    To be expressed in up to three decimal places.  For example, a combined federal, state and local marginal rate of 56% would be expressed as .560.

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